UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2007

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

On August 7, 2007, NexCen Brands, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary NexCen Asset Acquisition, LLC, a Delaware limited liability company (the “Purchaser”), acquired substantially all of the assets of Pretzel Time Franchising, LLC, a Delaware limited liability company (“Pretzel Time”), and Pretzelmaker Franchising, LLC, a Delaware limited liability company (“Pretzelmaker” and together with Pretzel Time, the “Sellers”), each a wholly-owned subsidiary of Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (“MFFB”). The acquisition was completed pursuant to the terms of an Asset Purchase Agreement (the “Purchase Agreement”), dated August 7, 2007, by and among the Company, the Purchaser, Pretzel Time, Pretzelmaker, and MFFB. A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

The purchase price paid at closing was approximately $29.4 million, consisting of $22.1 million in cash and $7.3 million in shares of the Company’s common stock, with the stock valued at the closing price of one share of the Company’s stock on the NASDAQ Global Market on August 6, 2007. A total of 1,000,915 shares of the Company’s common stock (valued at $7.35 per share) were issued in the transaction, but under the terms of the Purchase Agreement, 536,419 shares (valued at $3.9 million) will be held in escrow for up to fifteen (15) months and be available to satisfy indemnity claims. The purchase price represents a multiple of royalties and franchise fees earned by Pretzel Time and Pretzelmaker over the twelve months ended June 30, 2007, as set forth in the Purchase Agreement. This amount was estimated at closing and is subject to a customary post-closing review and adjustment to the extent actual amounts are determined to differ from the estimated amounts.

The Purchase Agreement contains customary representations, warranties and covenants. Subject to limited exceptions, the representations and warranties of the Sellers and MFFB will survive the closing for nine (9) months. Specified fundamental representations, such as sufficiency of assets and title to assets, will survive indefinitely. Indemnification claims made by the Purchaser for breaches of representations and warranties are generally capped at the purchase price and are subject to a $200,000 threshold.

On August 7, 2007, simultaneously with the execution of the Purchase Agreement and the closing of the acquisition, the Company entered into the following additional agreements:

•
A registration rights agreement by and among the Company and the Sellers (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company will file a registration statement within 180 days of the closing to register the shares issued to the Sellers as consideration pursuant to the Purchase Agreement. Under the terms of the Purchase Agreement, these shares will not be permitted to be resold for twelve (12) months following the closing of the acquisition, and thereafter certain of the shares will be subject to resale limitations until the 21-month anniversary of the closing. However, notwithstanding the transfer limitations on the shares, the Sellers are permitted to pledge their rights under the terms of an indenture by and among MFFB, Mrs. Fields Financing Company, Inc. and the Bank of New York dated March 16, 2004.

•
A voting agreement by and among the Company and the Sellers (the “Voting Agreement”). The Voting Agreement grants a power of attorney to a proxy holder designated by the Company’s board of directors to vote or act by written consent with respect to the Company’s common stock issued as consideration pursuant to the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are filed as Exhibits 2.1, 4.1 and 9.1, respectively, to this Current Report on Form 8-K.

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Purchase Agreement contains representations and warranties that the parties thereto made and to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Purchase Agreement were made solely for purposes of the contracts among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 7, 2007, the Company, through the Purchaser, completed the purchase of substantially all of the assets of Pretzel Time and Pretzelmaker, as described above in Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities

On August 7, 2007, as partial consideration for the acquisition described in Items 1.01 and 2.01 above, the Company issued 608,556 shares of its common stock to Pretzel Time and 392,359 shares to Pretzelmaker. This includes 536,419 shares being held in escrow to satisfy any indemnity obligations, as described above in item 1.01.

In issuing these shares, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On August 7, 2007, the Company issued a press release announcing the signing and closing of the acquisition described in Items 1.01 and 2.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company intends to provide the financial statements for the periods specified in Rule 3-05(b) of Regulation S-X under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Current Report on Form 8-K.

(d) Exhibits

2.1 Asset Purchase Agreement, dated August 7, 2007, by and among the Company, the Purchaser, the Sellers and MFFB.

4.1 Registration Rights Agreement, dated August 7, 2007, by and among the Company and the Sellers.

9.1 Voting Agreement, dated August 7, 2007, by and among the Company and the Sellers.

99.1 Press release of NexCen Brands, Inc., dated August 7, 2007.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 7, 2007.

NEXCEN BRANDS, INC. /s/ David B. Meister By: David B. Meister Its: Senior Vice President and Chief Financial Officer